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                                                                  EXHIBIT 1.1






                             SOMANETICS CORPORATION

                            2,000,000 Common Shares

                        FORM OF UNDERWRITING AGREEMENT


                                                                    May 30, 1997


BREAN MURRAY & CO., INC.
As Representative of the several
Underwriters
570 Lexington Avenue
New York, New York 10022-6822

Ladies and Gentlemen:


     SOMANETICS CORPORATION, a Michigan corporation (the "Company"), proposes to sell an aggregate of 2,000,000 shares (the "Firm Shares") of the Common Shares, par value $.01 per share (the "Common Shares"), of the Company, to you and the other underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"). The Company also has agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 300,000 Common Shares (the "Option Shares") on the terms and for the purposes set forth in Section l(b) hereto. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares." The words "you" and "your" refer to the Representative.


     The Company hereby confirms as follows its agreement with the Representative and the several other Underwriters.


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     1.   Agreement to Sell and Purchase.


          (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company at a purchase price of $ 3.74 per share, the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto, plus such additional number of Shares which such Underwriter may become obligated to purchase pursuant to Sections 1(b) or 10 hereof.


          (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, the Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement (or on the next business day if the 30th day is not a business day), upon notice (the "Option Shares Notice") in writing or by telephone (confirmed in writing) by the Representative to the Company no later than 5:00 p.m., New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased on the Option Closing Date. (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) On the Option Closing Date, the Company will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares.

     2.   Delivery and Payment.


          (a) Delivery of the Firm Shares shall be made to the Representative for the accounts of the Underwriters at the office of Brean Murray & Co., Inc., 570 Lexington Avenue, New York, New York 10022-6822, and in exchange therefor payment of the purchase price shall be made to the Company by wire transfer of immediately available funds to the Company's account at NBD Bank, 611 Woodward Avenue, Detroit, Michigan 48226, ABA No. 072000326, Account No. 005611024 (the "Closing"). Such delivery and payment shall be made at 10:00 a.m., New York time, on the third business day following the date of this Agreement, or at such other time on such other date as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the "Closing Date"). Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.


          (b) To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the

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offices specified above for the Closing at the time and date (which may be the
Closing Date) specified in the Option Shares Notice.

          (c) Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

          (d) The cost of original issue tax stamps, if any, in connection with the issuance, sale and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal or state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the issuance, sale or delivery to such Underwriter of the Shares.

     3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:


          (a) A registration statement on Form S-1 (Registration No. 333-25275) relating to the Shares, including a preliminary prospectus relating to the Shares and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder and has been filed with the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus (as defined below) or any Preliminary Prospectus (as defined below) or instituted or, to the knowledge of the Company, threatened any proceeding for that purpose. The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares included at any time as part of the foregoing registration statement or any amendment thereto before it became effective under the Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the Representative. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final Preliminary Prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement at the time such registration statement becomes or became



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effective (the "Effective Date"), together with any registration statement filed by the Company pursuant to Rule 462(b) of the Rules and Regulations, including all financial statements and schedules and all exhibits, documents incorporated therein by reference and all information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or in a term sheet described in Rule 434 of the Rules and Regulations in accordance with
Section 5 hereof and deemed to be included therein as of the Effective Date by Rule 430A of the Rules and Regulations. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. References herein to any document or other information incorporated by reference in the Registration Statement shall include documents or other information incorporated by reference in the Prospectus (or if the Prospectus is not in existence, in the most recent Preliminary Prospectus). References herein to any Preliminary Prospectus or the Prospectus shall be deemed to include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents and information filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (if required), at all times subsequent thereto up to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations and did or will contain all material statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. There are no contracts or other documents required to be filed as exhibits to the Registration Statement by the Act or the Rules and Regula-


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tions that have not been so filed.  The documents which are incorporated by reference in any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations thereunder, as applicable.

          (c) The Company has no subsidiaries. The Company does not own and, at the Closing Date and the Option Closing Date, if any, will not own, an interest in any corporation, joint venture, trust, partnership or other business entity. The Company has been and, at the Closing Date and Option Closing Date, if any, will be, duly incorporated and validly existing as a corporation under the laws of the State of Michigan and is, and at the Closing Date and the Option Closing Date, if any, will be, in good standing under the laws of the State of Michigan. The Company has all corporate power and authority necessary to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus. The Company is, and at the Closing Date and the Option Closing Date, if any, will be, duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business or use of its property and assets makes such licensing or qualification necessary. Complete and correct copies of the Company's Restated Articles of Incorporation and Bylaws, in each case as amended, have been delivered to the Representative or its counsel, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.


          (d) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights, and the holders thereof are not subject to personal liability by reason of being such holders. The Firm Shares to be sold hereunder to the Underwriters, the Option Shares to be sold hereunder to the Underwriters in the event the Option is exercised, the warrants (the "Warrants") issued to the Representative or certain permitted designees to purchase up to 200,000 Common Shares on the terms and conditions set forth in a Warrant Agreement (the "Warrant Agreement") between the Company and the Representative, and the Common Shares issuable upon exercise of the Warrants (the "Warrant Shares"), will be duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement (in the case of the Shares) or to the Representative or such designees (in the case of the Warrant Shares) against payment therefor as provided by the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any




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preemptive or similar rights, and the holders thereof will not be subject to personal liability by reason of being such holders. The Company has, and, upon completion of the sale of the Shares, will have, an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus under the captions "Description of Capital Stock" and "Capitalization" (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The description of the securities of the Company in the Registration Statement and the Prospectus under the caption "Description of Capital Stock" (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all material respects. Except as set forth or contemplated in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the Company does not have outstanding and, at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations exchangeable or convertible into, or any contracts or commitments to issue or sell, any shares of its capital stock or any such options, rights, warrants, obligations, contracts or commitments. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company, except such rights as have been disclosed in the Registration Statement or as have been satisfied, waived or terminated.


          (e) The financial statements and the related notes of the Company included in the Registration Statement and in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or incorporated therein by reference comply in all material respects with the requirements of the Act and the Rules and Regulations, present fairly the financial condition, results of operations, shareholders' equity and cash flows of the Company at the dates and for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods involved (except as otherwise stated therein), subject to year-end adjustments with respect to interim information consistent with past practice. Deloitte & Touche LLP (the "Accountants"), who have reported on those of such financial statements and related notes which are audited, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The selected financial information and statistical data set forth under the captions "Prospectus Summary -- Summary Financial Data" and "Selected Financial Data" in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements of the Company.

          (f) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with

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existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



          (g) Except as set forth or contemplated in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, (i) there has not been, and will not have been, any material adverse change in the business, properties, prospects, key personnel, condition (financial or otherwise), net worth or results of operations of the Company, (ii) the Company has not, and will not have, incurred any material liabilities or obligations, direct or contingent, or, entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement, (iii) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, and (iv) there has not been, and will not have been, any change in the capital stock, or a material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company, other than changes in capital stock and issuances of rights, options and shares pursuant to the Company's 1983 Stock Option Plan, 1991 Incentive Stock Option Plan, 1993 Director Stock Option Plan and the 1997 Stock Option Plan (collectively, the "Option Plans") or this Agreement.



          (h) The Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), as owned by it, free and clear of all liens, security interests, restrictions, pledges, encumbrances, charges, equities, claims, easements, leases and tenancies (collectively, "Encumbrances") other than those described or referred to in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The Company has valid, subsisting and enforceable leases for the properties and assets described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) as leased by it, free and clear of all Encumbrances, other than those described or referred to in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The Company has no notice of any claim which has been asserted by anyone adverse to the Company's rights as lessee or sublessee under the respective lease or sublease, or affecting or questioning the Company's right to the continued possession of the leased or subleased premises.



          (i) Except as described or referred to in the Registration Statement or Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the Company owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other intellectual property rights necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), and except as stated or referred to in the Registration Statement or Prospectus (or, if the Prospectus is not in


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


existence, in the most recent Preliminary Prospectus), no name which the Company uses and no other aspect of the business of the Company will involve or give rise to any infringement of or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company, and the Company has not received any notice alleging any such infringement or fee.


          (j) Except as set forth or referred to in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), there are no actions, suits, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending or, to the knowledge of the Company, threatened against or, to the knowledge of the Company, affecting the Company, any of the Company's officers, directors or shareholders, in its capacity as such, or any of the properties or assets owned or leased by the Company, before or by any Federal, state, municipal or foreign court, commission, regulatory body, administrative agency or other governmental body, including, without limitation, the United States Food and Drug Administration (the "FDA"), domestic or foreign (collectively, a "Governmental Body"), which might result in any material adverse change in the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company. There are no actions, proceedings or investigations pending or, to the knowledge of the Company, threatened by the FDA or any other Governmental Body relating to the safety, efficacy or recall of any product developed or sold by the Company. The Company is not in violation of, or in default with respect to, any law, rule or regulation, or any order, judgment or decree, except as described or referred to in the Prospectus (or if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or such as in the aggregate do not now have and can reasonably be expected in the future not to have a material adverse effect upon the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company; nor is the Company presently required to take any action under any such order, judgment or decree in order to avoid any such violation or default.

          (k) The Company has, and at the Closing Date and, if later, the Option Closing Date will have, all governmental licenses, permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") and has made all requisite declarations, notifications and filings with all Government Bodies, in each case as are necessary to carry on its business as then currently conducted and own or lease its properties as contemplated in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), and all such Licenses are, and at the Closing Date and, if later, the Option Closing Date will be, in full force and effect. The Company has, and at the Closing Date and, if later, the Option Closing Date will have, complied in all material respects with all laws, regulations and orders applicable to it or its business, assets and properties. The Company is not, nor at the Closing Date and, if later, the Option Closing Date will it be, in violation of its Restated Articles of Incorporation or Bylaws, in each case as amended, or in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or

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condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its properties are bound, the violation of which would individually or in the aggregate have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company. There are no governmental proceedings or actions pending or, to the Company's knowledge, threatened for the purpose of suspending, modifying or revoking any License held by the Company and, to the knowledge of the Company, no event has occurred that allows, or with notice or lapse of time or both would allow, any such suspension, modification or revocation or any material impairment of the Company's rights thereunder.



          (l) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the execution, delivery or performance of this Agreement, the Warrants or the Warrant Agreement (collectively, the "Transaction Documents") or for the consummation of the transactions contemplated hereby and thereby or in connection with the sale of the Shares, the Warrants and the Warrant Shares by the Company, except such as have been obtained and are in full force and effect and such as may be required under the Act, the Rules and Regulations, any state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold hereby, the purchase of the Warrants by the Representative or its permitted designees and the purchase by the Representative or such permitted designees of the Warrant Shares upon exercise of the Warrants.



          (m) The Company has full power (corporate and other) and authority to enter into each of the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by Federal or state securities laws or the public policy underlying such laws. Except as disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the execution, delivery and the performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Restated Articles of Incorporation or Bylaws of the Company, in each case as amended, or (ii) any contract or other agreement to which the Company is a party or by which it or any of its assets or properties are bound, or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any Governmental Body applicable to the Company or its business or properties, assuming compliance with applicable state securities and Blue Sky laws.

          (n) No statement, representation, warranty or covenant made by the Company in any of the Transaction Documents or made in any certificate or document required hereby or thereby to be delivered to the Representative was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by an officer of the Company and delivered to the Representative or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.


          (o) Neither the Company nor any of its directors, officers or affiliates (within the meaning of the Rules and Regulations) has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

          (p) The Company is not involved in any material labor dispute with its employees nor is any such dispute threatened or imminent.

          (q) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds of the Company in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus).

          (r) The business, operations and facilities of the Company have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and the Company has not received any notice from any Governmental Body or any third party alleging any violation thereof or material liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources). The intended use and occupancy of each of the facilities owned or operated by the Company complies in all material respects with all applicable codes and zoning laws and regulations, and there is no pending or, to the Company's knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect adversely affect the size of, use of, improvements on, construction on or access to such facilities.

          (s) The Company has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested extensions thereof and is not in default in any taxes which were payable pursuant to said returns.



          (t) Neither the Company nor any of its directors, officers or employees in such capacity is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Prospectus (or if the Prospectus is not in existence, in the most recent Preliminary Prospectus).



          (u) The Company and each officer and director of the Company have delivered to the Representative agreements (the "Lockup Agreements") to the effect that he, she or it will not, for a period of 180 days after the date hereof, without the prior written consent of the Representative, directly or indirectly, offer, sell or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any Common Shares or securities convertible into, or exercisable or exchangeable for, Common Shares, except pursuant to this Agreement and except for (i) exercises of options and warrants to acquire Common Shares, (ii) transfers to the holder's spouse or lineal descendants or ancestors, natural or adopted (collectively, "Relatives"), or to an inter vivos trust for the benefit of such holder's Relatives, (iii) transfers upon the death of such holder pursuant to the laws of descent and distribution or pursuant to wills, or (iv) gifts, provided that, in the case of the foregoing clauses (i) through (iv), the transferor agrees in writing to be bound by the terms of these restrictions.


          (v) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act or the Rules and Regulations to be distributed by the Company.

          (w) The Common Shares of the Company are quoted on The Nasdaq SmallCap Market.

          (x) The Company is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").


          (y) The Company has furnished the Representative with true and complete copies of its report on Form 10-K for the fiscal year ended November 30, 1996, its quarterly report on Form 10-Q for the fiscal quarter ended February 28, 1997, its Proxy Statement for use in connection with its 1997 Annual Meeting of Shareholders and its 1996 Annual Report to Shareholders (the "Current Reports"), which Current Reports constitute the only documents that the Company was required to file with the Commission since November 30, 1996. The Company has also filed all other reports required to be filed with the Commission prior to November 30, 1996 (such reports, together with the Current Reports are collectively referred to as the "Commission Reports"). As of their respective filing dates, the Commission Reports and all other filings made by the Company under the Act or Exchange Act complied in all material respects with the requirements of the Act or the Exchange Act, as the case may be, and none of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


          (z) Since its inception, the Company has not incurred any material liability resulting from a violation of the provisions of the Act or any state securities or Blue Sky laws.

          (aa) The Company has made available to the Representative a copy of all premarket notification ("510(k)") and premarket approval ("PMA") concurrence or clearance letters received from the FDA and all related documents and information, including device master files and market studies.

          (bb) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

          (cc) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     4. Representations and Warranties of the Underwriters. Upon your authorization of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus. The Representative represents and warrants to the Company that, assuming compliance by the Company with all relevant provisions of the Act in connection with the Registration Statement, the Representative will conduct all offers and sales of the Shares in compliance with the relevant provisions of the Act and the Rules and Regulations, all applicable state securities laws and regulations and the bylaws and rules of the NASD. The Representative represents and warrants to the Company that the Representative has been authorized by the several Underwriters to enter into this Agreement on their behalf and to act for them in the manner provided in this Agreement.

     5. Agreements of the Company. The Company covenants and agrees with each of the several Underwriters as follows:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representative and the Representative shall have consented thereto.



          (b) If the Registration Statement is not yet effective, the Company will use its best efforts to cause the Registration Statement to become effective not later than the time indicated in Section 7(a) hereof. The Company will notify the Representative promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective (if later than the date hereof) and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the initiation of any proceedings for any such purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the first sentence of Section 5(f) that in the reasonable judgment of the Company makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements of material fact therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative or attorney of the Company during the period mentioned in the first sentence of Section 5(f) of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, and, if any such order is issued, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company will prepare the Prospectus in a form approved by the Representative and will file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A of the Rules and Regulations and to notify the Representative promptly of all such filings.



          (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event has occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any such time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Representative thereof and, in accordance with Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.


          (d) The Company will furnish to the Representative, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, other than exhibits incorporated by reference, and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

          (e) The Company will comply with all the provisions of all undertakings contained in the Registration Statement.


          (f) On the Effective Date, and thereafter from time to time for such period as the Prospectus is required by the Act to be delivered, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement of a material fact therein, in the light of the circumstances under which it was made, not misleading, or in the Registration Statement in order to make any statement of a material fact therein not misleading, or if it is necessary to supplement or amend the Prospectus or the Registration Statement to comply with law, the Company will, in accordance with Section 5(a) hereof, forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.


          (g) The Company will (i) take or cause to be taken all such actions and furnish all such information as the Representative may reasonably request in order to qualify the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Representative may designate, (ii) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares but not to exceed one year from the date of this Agreement and (iii) make such applications, file such documents and furnish such information as may be required for the purposes set forth in the foregoing clauses (i) and (ii); provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not now so subject.


          (h) During the period of five years commencing on the Effective Date, the Company will furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.


          (i) The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).


          (j) The Company will not for a period of 180 days after the date hereof, without the prior written consent of the Representative, directly or indirectly, offer, sell or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares, except pursuant to Section 1 hereof and except that the Company may grant options, and issue shares pursuant to the options granted, under the Company's Option Plans and the Company may issue shares pursuant to warrants outstanding as of the date of this Agreement and warrants issued to the Representative or permitted designees.


          (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Shares to facilitate the sale or resale of any of the Shares.

          (l) The Company shall apply the net proceeds of the sale of the Shares as set forth in the Prospectus.

          (m) The Company shall not invest, or otherwise use, the proceeds received by the Company from the sale of the Shares to the Underwriters in such a manner as would require the Company to register as an investment company under the Investment Company Act.


          (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company or if required by The Nasdaq Stock Market, Inc., a registrar for its Common Shares.

          (o) The Company will timely file all such reports, forms or other documents as may be required from time to time under the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply in all material respects as to form and substance with the applicable requirements of the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations promulgated thereunder.


     6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all costs and expenses incident to the performance of its obligations under this Agreement and the transactions contemplated by this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Warrant Agreement, the Agreement among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the quotation of the Shares on The Nasdaq Stock Market, (vi) any filings required to be made by the Underwriters with the NASD, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(g) hereof, including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel and accountants to the Company and (ix) the transfer agent, and any registrar, for the Shares. Whether or not the transactions contemplated by this Agreement are consummated or if this Agreement shall be terminated by the Company pursuant to any provisions hereof, the Company will reimburse the Representative for all of its accountable out-of-pocket fees and expenses including, among other things, its travel and travel-related expenses and its counsel fees and expenses, incurred by it in connection herewith, up to an aggregate amount of $150,000.


     7. Conditions to the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Representative not later than 4:00 p.m., New York time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings required prior to such effectiveness by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.


          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative consented thereto, and the Representative shall have received certificates, dated the Closing Date and the Option Closing Date, if any, and signed on behalf of the Company by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of the foregoing clauses (i), (ii) and (iii).



          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise), or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and (ii) the Company shall not have sustained any material loss or interference with its business, assets or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representative any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.


          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers, directors or shareholders in their capacities as such, or any of its assets or properties, before or by any Governmental Body in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the general affairs, business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company.


          (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the date hereof, at the Closing Date and, with respect to the Option Shares, if any, at the Option Closing Date, as if made on such date, and all covenants and agreements contained herein and in the Warrant Agreement to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, if any, at or prior to the Option Closing Date, shall have been fully performed, fulfilled or complied with in all material respects.

          (f) The Representative shall have received an opinion, dated the Closing Date and the Option Closing Date, as applicable, from Honigman Miller Schwartz and Cohn, Detroit, Michigan, counsel for the Company, to the following effect:



               (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Michigan;



               (ii) The description of the Common Shares under the caption "Description of Capital Stock" in the Prospectus, to the extent that it constitutes statements of law or legal conclusions, conforms in all material respects to the terms thereof contained in the Company's Restated Articles of Incorporation, as amended (the "Articles"). The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization". All of the issued and outstanding Common Shares have been, and the Shares, the Warrants and the Warrant Shares, when issued, delivered and paid for by the Underwriters in accordance with the terms of this Agreement (in the case of the Shares) or by the Representative or its permitted designees in accordance with the terms of the Warrants and the Warrant Agreement (in the case of the Warrants and the Warrant Shares), will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right arising under the Michigan Business Corporation Act, as amended, the Company's Articles or Bylaws, or any agreement listed as an Exhibit to the Registration Statement (the "Exhibits"). To such counsel's actual knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares pursuant to this Agreement gives rise to any rights for the registration of any Common Shares or other securities of the Company pursuant to any of the agreements listed as Exhibits, except as disclosed in the Registration Statement, or such rights as have been satisfied, waived or terminated;



               (iii) Based solely on such counsel's review of the minutes of the meetings of the Company's shareholders and board of directors and committees of the board of directors and a certificate of officers of the Company (the "Certificate"), except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company;



               (iv) The Registration Statement has become effective under the Act; and, to such counsel's actual knowledge, (i) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued under the Act, and (ii) no proceedings for that purpose have been instituted, are pending or are threatened by the Commission under the Act;

               (v) The Registration Statement and, if any, each amendment thereto and the Prospectus and, if any, each amendment and supplement thereto (except the financial statements, schedules and other financial data contained therein, as to which such counsel need not express any opinion), complies as to form in all material respects with the requirements of the Act and Rules and Regulations;



               (vi) The descriptions contained in the Registration Statement and in the Prospectus under the captions "Risk Factors -- Potential Anti-Takeover Effect", "Business -- Research and Development", "Management -- Directors and Executive Officers", "-- Compensation", and "-- Indemnification of Directors and Officers", "Certain Transactions", "Description of Capital Stock", and Notes 7, 8, 9 and 11 of "Notes to Financial Statements" of statutes, litigation, contracts and other documents, insofar as such descriptions relate to matters of law, fairly present in all material respects summaries of such statutes, litigation, contracts and other documents;


               (vii) To such counsel's actual knowledge, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed;


               (viii) Based solely on the Certificate and the results of an inquiry circulated to the partners of such counsel's firm (the "Inquiry"), such counsel confirms to you that, to such counsel's actual knowledge, there is not pending or threatened against the Company any action, suit, arbitration, claim, governmental or other proceeding (informal or formal) or investigation before or by any Governmental Body which is required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein;



               (ix) The Company has the corporate power and authority to execute, deliver and comply with its obligations under each of the Transaction Documents and to consummate the transactions provided for therein; and the execution, delivery and performance by the Company of each of the Transaction Documents have been duly authorized by all requisite corporate action on behalf of the Company, and such counsel shall confirm to you that each of the Transaction Documents has been executed and delivered on behalf of the Company by a duly authorized officer of the Company.



               (x) The choice of New York law as the governing law contained in each of the Transaction Documents would, to the extent specifically pleaded and proved, be recognized and applied in an action brought before a court of competent jurisdiction in the State of Michigan or a Federal court applying the laws of the State of Michigan, except that such court would not apply those laws of the State of New York (i) which such court characterizes as procedural, (ii) which are revenue or penal laws, (iii) the application of which would be inconsistent with "public policy" as such term is understood under the laws of the State of Michigan, or (iv) with respect to the enforceability, perfection or priority of a security interest in real or personal property located in Michigan or subject to Federal law. However, if the Transaction Documents were stated to be governed by and construed in accordance with the law of the State of Michigan, or if a Federal court or a Michigan court were to apply the law of the State of Michigan to the Transaction Documents, each Transaction Document would constitute a valid and binding obligation of the Company and, except for the contribution and indemnification provisions hereof, as to which such counsel need not express any opinion, would be enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors rights generally or by general principles of equity relating to the availability of remedies;



               (xi) The execution and delivery of the Transaction Documents by the Company, and the Company's compliance with the terms of the Transaction Documents (i) do not result in the creation or imposition of any Encumbrance upon any property or assets of the Company pursuant to the terms or provisions of, or constitute a breach of, or default under, any material contract or other material agreement included as an Exhibit to the Registration Statement, and
(ii) do not violate (A) the Articles or Bylaws of the Company, (B) any laws which are known to such counsel to be applicable to the Company where such violation would reasonably be expected to have a material adverse effect on the validity, performance or enforceability of any of the terms of this Agreement applicable to the Company or relating to the rights and remedies of the Underwriters and the Representative under the Transaction Documents, or (C) based solely on the Certificate and the Inquiry, any of the Company's existing obligations under any judgment, decree or order of any arbitrator or Governmental Body naming the Company; no consent, approval, authorization or order of, or filing with, any Governmental Body is legally required for the execution, delivery and performance of any Transaction Document by the Company, except such as may be required under the Act and the Rules and Regulations, such as may be required by the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares, the purchase by the Representative or its permitted designees of the Warrants or the purchase of the Warrant Shares upon exercise of the Warrants and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriters of the Shares, the purchase by the Representative or such designees of the Warrants or the purchase of the Warrant Shares upon exercise of the Warrants;



               (xii) To such counsel's actual knowledge, the Company is not in any breach or violation of any of the terms or provisions of, or in default under (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration under), the terms of its Articles or Bylaws, in each case as amended;


               (xiii) To such counsel's actual knowledge, the Company is not an "investment company" as such term is defined in the Investment Company Act.

          In addition, such counsel shall state that, such counsel participated in the preparation of the Registration Statement and the Prospectus and nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement as of the Effective Date and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any statement with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus).



          In rendering any such opinion, such counsel may (i) state that such counsel expresses no opinion as to the laws of any jurisdiction other than the laws of the State of Michigan and the Federal laws of the United States and expresses no opinion concerning the FD&C Act (as defined below) or related rules and regulations or any intellectual property law and (ii) may rely, as to matters of fact on certificates of responsible officers of the Company and public officials.


          References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such opinion.


          (g) The Representative shall have received an opinion, dated the Closing Date and the Option Closing Date, as applicable, from Hogan & Hartson L.L.P, Washington, D.C., special FDA counsel for the Company, to the following effect:



               (i) The statements set forth in the Prospectus under the captions "Risk Factors -- Government Regulation" and "Business -- Government Regulation" and in the definition of "FDA-Cleared" in the Glossary, insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetics Act (the "FD&C Act") and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions; and

          (ii) There are no FDA enforcement actions or proceedings pending or, to such counsel's knowledge, threatened, against the Company.



          In addition such counsel shall state that, during the course of preparation of the Registration Statement such counsel participated in certain discussions with officers of the Company as to the FDA regulatory matters dealt with under the captions "Risk Factors -- Government Regulation" and "Business -- Government Regulation" in the Prospectus and in the definition of "FDA-Cleared" in the Glossary. While such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements under such captions and in such definition in the Prospectus, such counsel shall state on the basis of these discussions that no facts have come to such counsel's attention which cause such counsel to believe that the statements under such captions and in such definition, insofar as such statements relate to FDA regulatory matters, at the time the Registration Statement became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that as of the date of such opinion, contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


          In rendering any such opinion, such counsel may (i) state that such counsel expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States and (ii) may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any other jurisdiction than the United States.

          References to the Registration Statement and the Prospectus in this paragraph (g) shall include any amendment or supplement thereto at the date of such opinion.

          (h) The Representative shall have received an opinion, dated the Closing Date and the Option Closing Date, as applicable, from Price, Heneveld, Cooper, DeWitt & Litton, Grand Rapids, Michigan, special counsel for the Company, to the following effect:


               (i) The statements set forth in the Registration Statement and the Prospectus under the captions "Risk Factors -- Proprietary Rights; Risk of Infringement" and "Business -- Proprietary Information" (the "Intellectual Property Portion") are accurate summaries in all material respects of the provisions purported to be summarized under such captions, of any legal matters referred to therein;

               (ii) The Company is recorded in the records of the United States Patent and Trademark Office as the sole owner or assignee of record of each of the issued patents noted on an appendix to such opinion (the "Patents") and each of the patent applications noted on such appendix (the "Patent Applications"). To the actual knowledge of such counsel, there is no litigation pending or stated to be threatened (whether orally or in writing) by any person relating to the ownership of the Patents or Patent Applications, no material defects of form in the preparation or filing of the Patent Applications and the applications which led to the Patents and, unless otherwise noted on such appendix, none of the Patent Applications are finally rejected;



               (iii) To such counsel's actual knowledge, there is no there is no litigation pending or stated to be threatened (whether orally or in writing) against the Company alleging that any of the Company's products infringe any patent, copyright, trademark, trade secret or other intellectual property rights of any third party; and



               (iv) To such counsel's actual knowledge, there is no litigation pending or stated to be threatened (whether orally or in writing) against the Company relating to the Patents, the Patent Applications, or the Company's copyrights, trademarks, trade secrets or other intellectual property rights.



          In rendering any such opinion, such counsel may (i) state that such counsel expresses no opinion as to the laws of any jurisdiction other than the Federal intellectual property laws of the United States and (ii) may rely, as to matters of fact on certificates of responsible officers of the Company and public officials.


          References to the Registration Statement and the Prospectus in this paragraph (h) shall include any amendment or supplement thereto at the date of such opinion.

          (i) The Representative shall have received an opinion, dated the Closing Date and the Option Closing Date, as applicable, from Piper & Marbury L.L.P., counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Representative.

          (j) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A of the Rules and Regulations, on the date of the Prospectus, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery (the "Original Letter"), addressed to the Representative and in form and substance satisfactory to the Representative, to the effect that:

               (i) They are independent certified public accountants with respect to the Company within the meaning of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder;



               (ii) In their opinion, the audited financial statements and schedules examined by them and included in the Registration Statement, or incorporated therein by reference, and in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder;



               (iii) On the basis of a reading of the latest available interim unaudited financial statements of the Company, carrying out certain specified procedures (which do not constitute an audit made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than five business days prior to the date of such letter, there were any changes in the shares of capital stock or long-term indebtedness of the Company, in each case compared with amounts shown on the February 28, 1997 balance sheet included in the Registration Statement and the Prospectus, or for the period from March 1, 1997 to such specified date there were any decreases, as compared with the corresponding period of the preceding fiscal year, in net revenues, except in all instances for changes, decreases or increases set forth in such letter or as set forth in or contemplated in the Prospectus; and



               (iv) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in its Annual Report on Form 10-K for the fiscal year ended November 30, 1996 and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.



          In the event that the letter referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall, if requested by the Representative, be accompanied by a written explanation of the Company as to the significance thereof and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.


          At the Closing Date and, as to the Option Shares, if any, the Option Closing Date, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the

Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in such letter) not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date or the Option Closing Date, as the case may be.



          (k) At the Closing Date and, as to the Option Shares, if any, the Option Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed on behalf of the Company by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:



               (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) neither the Registration Statement, nor any amendment or supplement thereto, if any, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus, nor any amendment or supplement thereto, if any, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;



               (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with in all material respects.



               (iii) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto or the Prospectus has been issued, and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened or contemplated by the Commission.



          (l) The Shares shall have been qualified for sale in such states as the Representative may reasonably designate and each such qualification shall be in full force and effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date, if any.

          (m) The Representative shall have received at or prior to the Closing Date from Piper & Marbury L.L.P. a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.



          (n) The Company shall have filed a Nasdaq SmallCap Market Notification Form for the listing of the Firm Shares and Option Shares and shall not have received any notice of delisting of any Common Shares.



          (o) The Lockup Agreements and the Warrant Agreement shall be in full force and effect and the Company shall have duly issued, sold and delivered the Warrants to the Representative or its permitted designees.



          (p) The Company shall have furnished to the Representative such certificates, letters and other documents, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date, if any, of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company, as to the performance by the Company of its obligations under the Transaction Documents or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.


          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

          If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

     8.   Indemnification and Contribution.


          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any misrepresentation or breach of warranty made by the Company in Section 3 of this Agreement,

(ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission, the NASD or any securities association or securities exchange (each, an "Application"), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter and each such other person for any legal or other expenses reasonably incurred by such Underwriter or such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of an untrue statement or omission or alleged untrue statement or omission in any of such documents made or omitted to be made in reliance upon and in conformity with information furnished by such Underwriter in writing to the Company by the Representative on behalf of any Underwriter expressly for inclusion therein; provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any such other person) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 5(f) hereof. This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each such other person from all liability arising out of such claim, action, suit or proceeding.



          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several

(and actions in respect thereof), to which they, or any of them, may become subject under the Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application, or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or omitted to be made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, the Company and each such other person for any legal or other expenses reasonably incurred by the Company and each such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The Company acknowledges that, for all purposes under this Agreement, the statements set forth under the heading "Underwriting" and the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) and the last two paragraphs on the inside front cover of any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing to the Company by the Representative on behalf of the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have. No Underwriter will, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company and each such other person from all liability arising out of such claim, action, suit or proceeding.



          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party under the foregoing provisions of this Section 8 or otherwise unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against an indemnified party, the indemnifying party or parties against which a claim is made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party or parties and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or parties, the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party or parties to such indemnified party of its or their election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party or parties will not be liable to such indemnified party under this Section 8 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or parties. After such notice from the indemnifying party or parties to such indemnified party, the indemnifying party or parties will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party or parties.



          (d) If the indemnification provided for in the foregoing paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Shares or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim. Notwithstanding the provisions of this Section 8(d), the Company shall not be required to contribute any amount in excess of the amount by which the total proceeds received by it from the sale of the Shares under this Agreement, before deducting expenses, exceeds the aggregate amount of any damages that the Company has otherwise been required to pay in respect of the same or any substantially similar claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act will have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this Section 8(d), notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation(s) it or they may have hereunder or otherwise than under this
Section 8(d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     9. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, if any, on or prior to the Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, if any, as the case may be), (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform all obligations on its part to be performed under the Transaction Documents, (ii) any of the representations or warranties of the Company are not accurate in any respect, (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have occurred any material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise), net worth or results of operation, whether or not arising in the ordinary course of business (iv) trading in the Common Shares or securities generally shall have been suspended by the Commission or by The Nasdaq Stock Market, (v) minimum or maximum prices shall have been established for the Common Shares or securities generally on either The Nasdaq Stock Market or the New York Stock Exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such market or exchange or by order of the Commission or any court or other governmental authority, (vi) a general banking moratorium shall have been declared by the United States or New York State authorities, (vii) there shall have been enacted, published, decreed or otherwise promulgated any statute, regulation, rule or order of any court or other Governmental Body which in the opinion of the Representative materially and adversely affects or may materially and adversely affect the business or operations of the Company or (viii) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus. This Agreement may also be terminated as provided in Sections 7 and 10 of this Agreement. Any termination pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 6 and 8 hereof.



     10. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Shares or Option Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the aggregate number of Firm Shares or Option Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares or Option Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten percent (10%) of the aggregate number of Firm Shares or Option Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within 48 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 11 hereof. In the event of any default by one or more Underwriters as described in this Section 10, the Representative shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, established as provided in Section 2 hereof for not more than seven
(7) business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10. Nothing herein shall relieve any defaulting Underwriter from liability for its default.


     11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     12. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 1653 East Maple Road, Troy, Michigan 48083-4208, Attention: Chief Executive Officer,
Telephone: (810) 689-3050 and Facsimile: (810) 689-4294, with a copy to Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226,
Attention: Robert J. Krueger, Esq., Telephone: (313) 256-7675 and Facsimile:
(313) 962-0176 or (b) if to the Underwriters, to the Representative at the offices of Brean Murray & Co., Inc., 570 Lexington Avenue, New York, New York 10022-6822 Attention: Mr. A. Brean Murray, Telephone: (212) 702-6500 and
Facsimile: (212) 702-6649, with a copy to Piper & Marbury L.L.P., 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Michael Hirschberg, Esq., Telephone: (212) 835-6270 and Facsimile: (212) 835-6001. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 hereof may be made by telephone or facsimile but if so made shall be subsequently confirmed in writing.

     13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties.



     14. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.



     15. Submission to Jurisdiction. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to any of the Transaction Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.


     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                   Very truly yours,

                                   SOMANETICS CORPORATION

                                   By:_______________________________
                                   Name: Bruce J. Barrett
                                   Title: President and Chief Executive Officer

Confirmed as of the date first
above mentioned:

BREAN MURRAY & CO., INC.


By:_________________________________
Name:  A. Brean Murray
Title: Chairman

Acting on its behalf and
as the Representative of
the other several Underwriters
named in Schedule I hereof.

                                   SCHEDULE I



                                  UNDERWRITERS



                                                                       Aggregate
                                                                       Number of
                                                                       Shares to
                                                                              be
                                                                       Purchased

Brean Murray & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . 2,000,000


                   Total . . . . . . . . . . . . . . . . . . . . . . . 2,000,000